EXHIBIT 99

Term Sheets


          CMBS NEW ISSUE: BACM 04-5- Px Guidance - Subject: Publics

Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-5 $1.38BB NEW ISSUE CMBS

Lead-Mgrs: Banc of America Securities LLC / Deutsche Bank Securities Co-Managers: Citigroup/JPMorgan/Goldman, Sachs & Co. ($15mm A2s/$15mm A3s ret.)

Rating Agencies:  Moody's/S&P


          Approx     Rating     Credit           Principal
Class     Size ($mm) (M/S)      Support    WAL   Win (mo)    Guidance
Status
 A1        57.600    Aaa/AAA    20.000%    2.89  1-56        S+28A
 A2       251.176    Aaa/AAA    20.000%    4.77  56-60       S+18A
 A3       307.618    Aaa/AAA    20.000%    6.77  80-84       S+25A
 A-AB      46.487    Aaa/AAA    20.000%    6.99  56-110      S+30A
 A4       198.649    Aaa/AAA    20.000%    9.64  110-118     S+30A
 A-1A     241.609    Aaa/AAA    20.000%    6.34      Class No Longer Available
 AJ        91.353    Aaa/AAA    13.375%    9.80  118-119     S+35A
 B         39.645    Aa2/AA     10.500%    9.88  119-119     S+39A
 C         13.789    Aa3/AA-     9.500%    9.88  119-119     S+43A
 D         22.407     A2/A       7.875%    9.91  119-120     S+48A
XP APPX 1,348.141   Aaa/AAA                 NA     NA        T+45A

Collateral:          111 Loans / 121 Properties
-Loan Sellers:       Bank of America, N.A./General Electric Capital
                     Corporation/German American Capital Corporation
-Property Types:     Ret 23.9%, Off 22.7%, Multi 17.2%, MH 10.6%, Mixed
9.4%,
                     SS 7.5%, Indus 6.3%, Hotel 1.3%, Land 1.3%
-Geographic:         CA:19.1% (No. CA:12.0%, So. CA:7.1%), NY:12.1%,
FL:8.2%,
                     PA:5.8%, MA:5.6%, MD:5.2%,No Others >5%
-DSCR/LTV            1.63x / 65.7%
-Inves. Grade Loans: Five loans for 27.6% of UPB
-Top 10 Loans:       45.3% of the pool, DSCR: 1.90x, LTV: 59.7%

                                              Shadow
-Top 3 Trust Assets         DSCR     LTV      Ratings       %UPB
                                              (M/S)
  Bank of America Center    2.21x    49.3%    A3/AAA        9.9%
  Ocean Residences          2.22x    42.9%  Baa3/BBB-       6.5%
  Charles Square            2.38x    45.7%  Baa2/BBB-       5.6%

Expected Timing-
Tuesday 11/2:                     Reds and Termsheet delivery
Early/Mid-week of 11/8:           Expected Launch/Pricing
Tuesday 11/23:                    Expected Settle

This message is for information purposes only, and we are not soliciting any action based upon it. The information herein is believed to be reliable but it should not be relied upon as such and is subject to change without notice. Banc of America Securities LLC and Deutsche Bank Securities and their affiliates may acquire, hold or sell positions in these securities or in related derivatives and may have an investment banking or banking relationship with the issuer.

Information herein will be superseded by information in the final prospectus, copies of which may be obtained from Steve Hogue/Peter Cookson at Bank of America Securities LLC, 214 North Tryon Street, Charlotte, NC 28255 or Scott Waynebern/Heath Forusz at Deutsche Bank Securities Inc, 60 Wall Street, New York, NY 10005.

Such securities may not be suitable for all investors.